Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following supplemental pro forma information of Sequential Brands Group, Inc. (the “Company”) is presented for informational purposes only, as an aid to understanding the entities’ combined financial results. This unaudited pro forma condensed combined financial information should not be considered a substitute for the historical financial information prepared in accordance with generally accepted accounting principles (“GAAP”), as presented in the Company’s filings on Form 10-Q and Form 10-K and other filings with the Securities and Exchange Commission. The unaudited pro forma condensed combined financial information disclosed in this report is for illustrative purposes only and is not necessarily indicative of results of operations that would have been achieved had the pro forma events taken place on the dates indicated, or of the Company’s future consolidated results of operations.

On September 8, 2015, the Company, and Joe’s Holdings LLC, a newly formed Delaware limited liability company and subsidiary of the Company (“Joe’s Holdings”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Joe’s Jeans Inc., a Delaware corporation (“Joe’s Jeans”), as part of a series of transactions by Joe’s Jeans, pursuant to which Joe’s Holdings will, among other things, purchase certain intellectual property assets used or held for use in Joe’s Jeans’ business operated under the brand names “Joe’s Jeans,” Joe’s,” “Joe’s JD” and “else” (“Joe’s Jeans Licensing”) for an aggregate cash purchase price of $67.0 million. Sequential accounted for the acquisition as a business combination in accordance with Financial Accounting Standards Board Accounting Standards Codification 805 Business Combinations.

On September 11, 2015 (the “Closing Date”), the transactions contemplated by the Asset Purchase Agreement were consummated concurrently with the transactions contemplated by that certain asset purchase agreement, dated as of September 8, 2015 (the “GBG Asset Purchase Agreement” and, together with the Asset Purchase Agreement, the “Purchase Agreements”), by and between Joe’s Jeans and GBG USA Inc. (“GBG”). As of the Closing Date, Joe’s Jeans retained the 32 Joe’s® branded retail stores and will proceed with the disposition of certain stores in accordance with terms of the Purchase Agreements. Furthermore, on the Closing Date, pursuant to the terms of the Purchase Agreements, Joe’s Holdings and GBG deposited $2.5 million and $1.5 million, respectively, into an escrow account to be used by Joe’s Jeans to offset net costs and expenses related to the operation and disposition of such stores. Subject to certain limitations on Joe’s Jeans’ aggregate net liability with respect to these costs and expenses and subject to the completion of certain other pending transactions by Joe’s Jeans, such costs and expenses in excess of the amounts deposited into the escrow account on the Closing Date will be borne by Joe’s Holdings and Joe’s Jeans.

The unaudited pro forma condensed combined financial information is based on the preliminary information available and management’s preliminary valuation of the fair values of intangible assets acquired at the acquisition date. A final determination of these estimated fair values will be made in due course. The finalization of the Company’s acquisition accounting assessment may result in changes to the valuation of assets acquired, particularly in regards to indefinite and finite-lived intangible assets, which could be material.

The unaudited pro forma condensed combined financial information is derived from and should be read in conjunction with historical consolidated financial statements and related notes of the Company, which are included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and its Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2015, as previously filed with the Securities and Exchange Commission, and the historical financial information of Joe’s Jeans Licensing as of and for the year ended November 30, 2014 and the six months ended May 31, 2015, which are filed as Exhibit 99.2 of this Current Report on Form 8-K/A to which this is an exhibit. The unaudited pro forma condensed combined balance sheet as of June 30, 2015, and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014 and the six months ended June 30, 2015, are presented herein.

The unaudited pro forma condensed combined financial information presented is based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined balance sheet as of June 30, 2015, gives effect to the preliminary purchase price allocation of approximately $67.8 million, based upon payment of cash of $67.0 million and guaranteed contractual payments of $847,000. Please refer to the Preliminary Purchase Price Allocation table below for the preliminary allocation of the purchase price. In addition, transaction costs of $1.4 million representing legal, accounting and other costs incurred during the transaction are included in accumulated deficit. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014 and the six months ended June 30, 2015, give effect to amortization of the value assigned to the acquired licensing contracts and incremental interest expense related to the incremental financing required.

Preliminary Purchase Price Allocation - Joe's Jeans

Cash paid	$67,000
Guaranteed contractual payments	847
Total consideration paid	$67,847

Allocated to:
Goodwill	$27,647
Trademarks	67,000
Deferred tax liability	(26,800)
$67,847

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

June 30, 2015

(in thousands, except per share data)

	Sequential Brands Group, Inc.	Joe's Jeans Licensing
	6/30/15 Historical	5/31/15 Historical	(a)	(b)				Pro Forma Condensed Combined
Assets
Current Assets:
Cash and cash equivalents	$25,309	$-	$-	$(67,000)		$80,707	(d)(e)(f)	$39,016
Accounts receivable, net	21,367	124	(124)	-		-		21,367
Deferred tax assets	427	19	(19)	-		-		427
Prepaid expenses and other current assets	3,112	-	-	-		-		3,112
Current assets held for disposition from discontinued operations of wholesale business	132	-	-	-		-		132
Total current assets	50,347	143	(143)	(67,000)		80,707		64,054

Property and equipment, net	2,274	-	-	-		-		2,274
Intangible assets, net	487,690	24,000	(24,000)	67,000		-		554,690
Goodwill	199,707	3,836	(3,836)	27,647	(c)	-		227,354
Other assets	8,400	-	-	-		1,371	(d)	9,771
Total assets	$748,418	$27,979	$(27,979)	$27,647		$82,078		$858,143

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$8,947	$-	$-	$582	(c)	$-		$9,529
Deferred license revenue	116	-	-	-		-		116
Long-term debt, current portion	16,000	-	-	-		-		16,000
Current liabilities held for disposition from discontinued operations of wholesale business	44	-	-	-		-		44
Total current liabilities	25,107	-	-	582		-		25,689

Long-Term Liabilities:
Long-term debt	279,500	-	-	-		72,504	(d)(e)	352,004
Deferred tax liability	104,667	9,156	(9,156)	26,800		-		131,467
Other long-term liabilities	1,467	-	-	265	(c)	-		1,732
Long-term liabilities held for disposition from discontinued operations of wholesale business	700	-	-	-		-		700
Total long-term liabilities	386,334	9,156	(9,156)	27,065		72,504		485,903
Total liabilities	411,441	9,156	(9,156)	27,647		72,504		511,592

Commitments and Contingencies

Stockholders' Equity:
Preferred stock Series A, $0.001 par value	-	-	-	-		-		-
Class A Common stock, $0.001 par value	40	-	-	-		1	(e)	41
Additional paid-in capital	301,680	-	-	-		11,495	(e)	313,175
Accumulated other comprehensive loss	(125)	-	-	-		-		(125)
(Accumulated deficit)/Invested equity	(35,842)	18,823	(18,823)	-		(1,922	)(f)	(37,764)
Treasury stock, at cost	(2,480)	-	-	-		-		(2,480)
Total Sequential Brands Group, Inc. and Subsidiaries stockholders’ equity	263,273	18,823	(18,823)	-		9,574		272,847
Noncontrolling interest	73,704	-	-	-		-		73,704
Total equity	336,977	18,823	(18,823)	-		9,574		346,551
Total liabilities and stockholders’ equity	$748,418	$27,979	$(27,979)	$27,647		$82,078		$858,143

(a) Elimination of Joe's Jeans Licensing historical balance sheet.

(b) Represents preliminary purchase price allocation of the acquisition of Joe's Jeans Licensing. The finalization of the Company’s acquisition accounting assessment may result in changes to the valuation of assets acquired, particularly in regards to indefinite and finite-lived intangible assets, which could be material.

(c) As part of the Joe's Jeans Licensing acquisition, the Company is required to make $0.9 million in guaranteed payments to Joe Dahan. $0.3 million will be paid at the close of the acquisition, with $0.3 million payable on each of the next two anniversary dates of the acquisition. The Company has recorded the liability at present value.

(d) Represents the incremental increase in debt as a result of the Joe's Jeans Licensing acquisition. After the acquisition, the Company will have debt of approximately $369.5 million and will make quarterly payments of $4.0 million for the debt. The Company will pay a 2% initiation fee on the $56.0 million portion of the loan and approximately $0.3 million for legal and other costs. The interest rate at the onset of the loans is LIBOR +3.75% on $143.0 million, LIBOR + 4.75% on $11.0 million and 10.00% on $215.5 million as part of the amended loan agreement. The entry for this transaction is as follows (in thousands): Dr. Cash $72,629, Dr. Other Assets $1,371, Cr. Long-term debt $74,000.

(e) As part of the amended loan agreement with GSO Capital Partners, LP., GSO Capital Partners, LP will purchase $10.0 million of Sequential common stock at a price of $13.50/share which results in the issuance of 740,740 shares of the Company's common stock. The fair value of the common stock on September 11, 2015 was $15.52/share, which was the date the shares were issued to GSO Capital Partners, LP. The difference in value is recorded as a discount to long-term debt and a corresponding increase to additional paid-in capital. The entry for this transaction is as follows (in thousands): Dr. Cash $10,000, Dr. Long-term Debt $1,496, Cr. Common Stock $1, Cr. APIC $11,495.

(f) Includes approximately $1.9 million of acquisition costs for legal, accounting and other costs in connection with the Joe’s Jeans Licensing acquisition. The entry for this transaction is as follows: Dr. Accumulated Deficit $1,922, Cr. Cash $1,922.

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2014

(in thousands, except share and per share data)

	Sequential Brands Group, Inc.	With You, Inc. and Corny Dog, Inc.	Joe's Jeans Licensing
	12/31/14 Historical	12/31/14 Historical	11/30/14 Historical	(a)				Pro Forma Condensed Combined

Net revenue	$41,837	$17,226	$1,039	$-		$-		$60,102

Operating expenses	29,806	18,222	141	(6,750)		127	(f)	41,546

Income (loss) from operations	12,031	(996)	898	6,750		(127)		18,556

Other income	5	-	-	-		-		5

Interest expense	9,746	-	-	-		19,776	(c)	29,522

Income (loss) before income taxes	2,290	(996)	898	6,750		(19,903)		(10,961)

Provision (benefit) for income taxes	2,936	-	343	2,700	(b)	(8,343	)(b)	(2,364)

Loss from continuing operations	(646)	(996)	555	4,050		(11,560)		(8,597)

Net income attributable to noncontrolling interest	(422)	-	-	-		(4,274	)(e)	(4,696)

Net income (loss) attributable to Sequential Brands Group, Inc. and Subsidiaries	$(1,068)	$(996)	$555	$4,050		$(15,834)		$(13,293)

Basic loss per share:
Attributable to Sequential Brands Group, Inc. and Subsidiaries	$(0.04)							$(0.43)

Basic weighted average common shares outstanding	29,964,604	-	-	-		837,827	(d)	30,802,431

Diluted loss per share:
Attributable to Sequential Brands Group, Inc. and Subsidiaries	$(0.04)							$(0.43)

Diluted weighted average common shares outstanding	29,964,604	-	-	-		837,827	(d)	30,802,431

(a) Effect of termination of significant With You, Inc. and Corny Dog, Inc. management and commission agreements.

(b) Reflects the recognition of income taxes on the pro forma adjustments, the With You Inc. and Corny Dog Inc. historical results and the Joe's Jeans Licensing historical results using an effective tax rate of 40%. The actual effective tax rate of the combined company could differ.

(c) Adjustment to Interest Expense as if the loans entered into as part of the acquisitions had been in effect beginning on January 1, 2014. The interest rate at the onset of the loans is LIBOR +3.75% on $143.0 million, LIBOR +4.75% on $11.0 million and 10.00% on $215.5 million as part of the amended loan agreement and amortization of debt discount of the common stock purchased by GSO Capital Partners, LP as part of the amended loan agreement.

(d) Represents 740,740 shares of common stock being purchased by GSO Capital Partners, LP as part of the amended loan agreement and the 97,087 shares of common stock issued in connection with the With You, Inc. and Corny Dog, Inc. acquisitions.

(e) Represents the non-controlling interest which is calculated as revenue for With You, LLC less operating expenses and other corporate allocations as defined in the acquisition agreement.

(f) To record amortization expense related to customer agreements acquired as part of the With You, Inc. and Corny Dog, Inc. acquisitions.

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2015

(in thousands, except share and per share data)

	Sequential Brands Group, Inc.	With You, Inc. and Corny Dog, Inc.	Joe's Jeans Licensing	Pro Forma Adjustments
	6/30/15 Historical	4/8/15 Historical	5/30/15 Historical	(a)				Pro Forma Condensed Combined

Net revenue	$33,852	$4,466	$393	$-		$-		$38,711

Operating expenses	20,601	2,817	34	(1,743)		32	(f)	21,741

Income (loss) from operations	13,251	1,649	359	1,743		(32)		16,970

Other income	700	-	-	-		-		700

Interest expense	10,952	-	-	-		1,590	(c)	12,542

Income (loss) before income taxes	2,999	1,649	359	1,743		(1,622)		5,128

Provision for income taxes	888	-	137	697	(b)	17	(b)	1,739

Income (loss) from continuing operations	2,111	1,649	222	1,046		(1,639)		3,389

Net income attributable to noncontrolling interest	(1,994)	-	-	-		(1,128	)(e)	(3,122)

Net income (loss) attributable to Sequential Brands Group, Inc. and Subsidiaries	$117	$1,649	$222	$1,046		$(2,767)		$267

Basic earnings (loss) per share:
Attributable to Sequential Brands Group, Inc. and Subsidiaries	$0.00							$0.01

Basic weighted average common shares outstanding	39,181,904	-	-	-		792,770	(d)	39,974,674

Diluted earnings (loss) per share:
Attributable to Sequential Brands Group, Inc. and Subsidiaries	$0.00							$0.01

Diluted weighted average common shares outstanding	41,373,880	-	-	-		792,770	(d)	42,166,650

(a) Effect of termination of significant With You, Inc. and Corny Dog, Inc. management and commission agreements.

(b) Reflects the recognition of income taxes on the proforma adjustments, the With You Inc. and Corny Dog Inc. acquisitions and the Joe's Jeans Licensing historical results using an effective tax rate of 40%. The actual effective tax rate of the combined company could differ.

(c) Adjustment to Interest Expense as if the loans entered into as part of the acquisitions had been in effect beginning on January 1, 2014. The interest rate at the onset of the loans is LIBOR +3.75% on $186.0 million and LIBOR + 8.00% on $365.9 million as part of the amended loan agreement and amortization of debt discount of the common stock purchased by GSO Capital Partners, LP as part of the amended loan agreement.

(d) Represents 740,740 shares of common stock being purchased by GSO Capital Partners, LP as part of the amended loan agreement and the 97,087 shares of common stock issued in connection with the With You, Inc. and Corny Dog, Inc. acquisitions less 45,057 shares that were reflected in the Company's June 30, 2015 basic and diluted weighted average shares.

(e) Represents the non-controlling interest which is calculated as revenue for With You, LLC less operating expenses and other corporate allocations as defined in the acquisition agreement.

(f) To record amortization expense related to customer agreements acquired as part of the With You, Inc. and Corny Dog, Inc. acquisitions.